August 18, 1994



Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:  Mr. Robert Gillham

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, MO  63166-0236
Attention:  Mr. Thomas Guyton

Mercantile Bank of St. Louis National Association
Eighth & Locust, 12th Floor
P.O. Box 524
St. Louis, MO  63101
Attention:  Mr. Edward Cheney

Ladies and Gentlemen:

    Re: Amendment and Further Extension of line of credit agreement Dated October 18, 1993, as amended and extended by letter of Amendment and Extension dated April 18, 1994, among Laclede Gas Company ("Laclede"), Chemical Bank ("Chemical"), The Boatmen's National Bank of St. Louis ("Boatmen's") and Mercantile Bank of St. Louis National Association ("Mercantile") (said banks being hereinafter collectively called the "Banks" and said line of credit agreement, as thus amended and extended, being hereinafter called the "Line of Credit Agreement").

    This amendatory agreement will confirm our agreement to further amend and extend the above-referenced Line of Credit Agreement from August 18, 1994 to October 18, 1994 on the same terms and conditions set forth in the original Line of Credit Agreement, subject only to the modifications expressly set forth in numbered Paragraphs 1 through 6 below, each of which Paragraphs shall be effective on August 18, 1994.

          1. New Maximum Amounts of Advances. The combined aggregate principal amount of Advances at any time out-standing from any Bank under the Line of Credit Agreement shall not, on or after August 18, 1994, exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $40 million:





Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
August 18, 1994
2


           Name of Bank                   Maximum Amount

           Chemical                       $20 million
           Boatmen's                       10 million
           Mercantile                      10 million

                2. New Termination Date. The phrase "Termination Date" as defined in the Line of Credit Agreement is hereby amended from August 18, 1994 to October 18, 1994. According-ly, all references in the Line of Credit Agreement to the Termination Date shall hereafter refer to October 18, 1994.

                3. Interest on LIBO Rate Advances. The interest rate, in the case of each LIBO Rate Advance made on or after August 18, 1994 shall be determined by the LIBO Rate applicable to the Interest Period in effect for such advance plus 1/4% per annum.

                4. Facility Fee. The Facility Fee for the period August 18, 1994 to October 18, 1994 shall be .08% per annum on the Maximum Amount of such Bank, whether used or unused.

                5. New Form of Note. Each executed Note in the form of Exhibit A to the Line of Credit Agreement, as previously amended, as to which no sums are then due and payable thereunder shall be returned to Laclede immediately for cancellation, upon the holder Bank's receipt of an executed Note to that Bank in the form attached as Exhibit A to this amendatory agreement.

                6. Absence of Material Adverse Change. The making of Advances under the Line of Credit Agreement as amended by this letter agreement is also subject to the absence of any material adverse change since March 31,1994, in the financial condition of Laclede.

                7. Ratification of Remainder of Line of Credit Agreement. Subject only to the amendments expressly set forth in numbered Paragraphs 1 through 6 above, the Line of Credit Agreement is hereby ratified, confirmed and approved in all respects.













Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
August 18, 1994
3

           Please indicate your acceptance of the terms of this amendatory agreement by signing in the appropriate space below and returning to Laclede Gas Company the enclosed duplicate of the original of this letter. This letter may be executed in counterparts, each of which shall be an original, and all of which when taken together, shall constitute one agreement which shall extend and amend the Line of Credit Agreement as hereinbefore provided.

                                    Very truly yours,

                                    LACLEDE GAS COMPANY

                                     By:    Vernon O. Steinberg
                                    Name:  Vernon O. Steinberg
                                    Title: Vice President-Treasurer
                                             and Assistant Secretary



Accepted and Agreed to as of
the date first written above.

CHEMICAL BANK


By:    Beth Herman
Name:  Beth Herman
Title: Vice President

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:     Thomas C. Guyton
Name:   Thomas C. Guyton
Title:  Vice President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION


By:    Edward A. Cheney
Name:  Edward A. Cheney
Title: Vice President








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